Exhibit 10.48

Execution Version

THIRD AMENDMENT TO
EMPLOYEE MATTERS AGREEMENT

This THIRD AMENDMENT TO EMPLOYEE MATTERS AGREEMENT (this “Amendment”) is made on this 24 day of October, 2024, by and among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Remainco”), TREASURE HOLDCO, INC., a Delaware corporation and a wholly owned indirect Subsidiary of Remainco (“Spinco”), and GLATFELTER CORPORATION, a Pennsylvania corporation (“RMT Partner”).

RECITALS

WHEREAS, Remainco, Spinco, and RMT Partner are parties to that certain Employee Matters Agreement dated February 6, 2024, as amended July 8, 2024, and September 25, 2024 (the “EMA”);

WHEREAS, Section 7.1(b) of the EMA currently provides that disability benefit coverage for Inactive Employees who are receiving disability benefits under a Remainco Health & Welfare Plan shall be continued until such individual returns to work and commences employment with the Spinco Group;

WHEREAS, Remainco, Spinco and RMT Partner desire to amend the EMA to clarify that Inactive Employees who are receiving disability benefits under a Remainco Health & Welfare Plan and are based in the U.S. will remain employees of Remainco while inactive while Inactive Employees who are receiving disability benefits under a Remainco Health & Welfare Plan and are based outside of the U.S. will be employed by an entity in the Spinco Group while inactive with the cost of such disability benefit coverage to be reimbursed by Remainco; and

WHEREAS, amendment of the EMA is permitted pursuant to Section 13.7 thereof with the written consent of each of Remainco, Spinco and RMT Partner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Amendment, the Parties, intending to be legally bound hereby, agree as follows:

1.          Section 7.1(b) of the EMA is hereby deleted in its entirety, and inserted in lieu thereof is the following:

“(b)     Disability. The Parties agree to cooperate in good faith to take all actions reasonably necessary or appropriate to ensure continuity in disability benefit coverage for each Inactive Employee who is receiving disability benefits under a Remainco Health & Welfare Plan immediately prior to the Spinco Distribution Date until such Inactive Employee returns to work.

(i)          U.S.-based Inactive Employees. With respect to each Inactive Employee who is receiving disability benefits under a Remainco Health & Welfare Plan immediately prior to the Spinco Distribution Date and who is based in the U.S., the Parties agree that such Inactive Employee will be employed by Remainco or one of its Affiliates from the Spinco Distribution Date until such Inactive Employee returns to work and commences employment with the Spinco Group, which may include, but is not limited to, providing a continuation of coverage under the applicable Remainco Health & Welfare Plan during such period.

(ii)        Non-U.S.-based Inactive Employees. With respect to each Inactive Employee who is receiving disability benefits under a Remainco Health & Welfare Plan immediately prior to the Spinco Distribution Date and who is based outside of the U.S., the Parties agree that such Inactive Employee will be employed by the Spinco Group as of the Spinco Distribution Date and the Spinco Group will ensure continuity in such disability benefit coverage for each Inactive Employee until such Inactive Employee returns to work, which may include, but is not limited to, providing coverage under the applicable Spinco Health & Welfare Plan during such period; provided, however, that the employer’s portion of the cost of such disability benefit coverage and any other costs incurred by the Spinco Group in connection with the Inactive Employee shall be invoiced to and reimbursed by Remainco within 60 days of Remainco’s receipt of any such invoice.  In the event any Inactive Employee does not return to work and his/her employment needs to be terminated by the relevant member of the Spinco Group, Remainco will reimburse the Spinco Group for all termination payments, both statutory and non-statutory (e.g., pay in lieu of notice, statutory and contractual severance, any ex gratia payment in exchange for a mutual termination agreement, etc.), which the relevant member of the Spinco Group must pay to the Inactive Employee.”

2.           Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the EMA.

3.          This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.  A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

4.           Including as amended hereby, the EMA remains in full force and effect, is valid and binding on, and otherwise ratified by, the parties.

5.          This Amendment, and the application or interpretation hereof, shall be governed exclusively by its terms and the Laws of the State of Delaware without regard to conflict of laws principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

IN WITNESS WHEREOF, Remainco, Spinco, and RMT Partner have caused this Third Amendment to Employee Matters Agreement to be duly executed as of the date first above written.

BERRY GLOBAL GROUP, INC.

By
Name:	Jason Greene
Title:	Executive Vice President

TREASURE HOLDCO, INC.

By
Name:	Jason Greene
Title:	Executive Vice President

GLATFELTER CORPORATION

By
Name:	Jill L. Urey
Title:	VP, General Counsel & Compliance

[Signature Page to Third Amendment to Employee Matters Agreement]